Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted
Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report on Form 20-F of China Linen Textile Industry, Ltd. (the “Company”), for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of the undersigned of the company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Gao Ren
Name:	Gao Ren
Title:	Chief Executive Officer and Chairman

April 5, 2011

/s/ Jodie Zheng Wehner
Name:	Jodie Zheng Wehner
Title:	Chief Financial Officer

April 5, 2011

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the company and will be retained by the company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.